Exhibit 10.1

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

THIRD AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1.
Purpose

The purpose of the DIRTT Environmental Solutions Ltd. Third Amended and Restated Long Term Incentive Plan (the “Plan”) is to encourage selected employees, officers, consultants, and directors of DIRTT Environmental Solutions Ltd. (together with any corporate successor, the “Corporation”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Corporation. The Plan is intended to generate an increased incentive to contribute to the Corporation’s future success and prosperity, thereby enhancing the value of the Corporation for the benefit of its shareholders, and to enhance the ability of the Corporation and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Share Awards, Other Share-Based Awards, Cash Awards, and Dividend-Equivalent Rights (each as defined below). The Plan was originally adopted effective May 22, 2020, was amended and restated effective as of each of May 30, 2023, May 9, 2024, and June 24, 2025.

2.
Definitions

As used in the Plan, the following terms, when capitalized, will have the meanings set out below:

“Adjustment Event” has the meaning set out in Section 8(d) of the Plan.

“Affiliate” means any corporation that, directly or through one (1) or more intermediaries, is controlled by the Corporation, including any corporation in which the Corporation owns a significant equity interest, as determined by the Committee, provided that, for the purposes of Awards granted to Canadian Participants, an “Affiliate” shall include only those corporations which do not deal at arm’s length with the Corporation, within the meaning of the Tax Act.

“Annual Retainer” means the annual retainer payable to an Eligible Director including any additional retainer paid to the chair of the Board, or a chair or member of a committee, and, if so determined by the Board in advance of any particular calendar year pursuant to Section 7(d)(i)(A)(i) of the Plan, shall also include any committee fees and per diem meeting fees, but not including, for greater certainty, any travel or expense reimbursements or allowances or any grants or awards pursuant to this Plan or any other equity incentive plan of the Corporation;

“Applicable laws” means any provision of law, domestic or foreign, including, without limitation, applicable tax and securities legislation and Exchange rules, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder.

“Applicable Withholding Taxes” has the meaning set out in Section 9(j)(ii) of the Plan.

“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Deferred Share Unit, Share Award, Other Share-Based Award, Cash Award, or Dividend-Equivalent Right granted under or pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan, which shall be between the Corporation, the Employer and the Participant.

“Beneficiary” means any Person designated by a Participant by written instrument filed with the Employer to receive any amount, securities, or property payable under the Plan in the event of a Participant’s death; provided that the beneficiary of a Canadian Participant in respect of Deferred Share Units shall be a “dependent” or “relation” (each as interpreted for the purposes of paragraph 6801(d) of the regulations under the Tax Act) of the Canadian Participant or the legal representative of the Canadian Participant; and further provided that, failing any such effective designation, the Beneficiary of a Participant shall be the Participant’s estate.

“Blackout Period” means the period of time during which the relevant Participant is prohibited from exercising or trading securities of the Corporation due to restrictions on the trading of the Corporation’s securities imposed by the Corporation in accordance with its trading policies affecting trades by persons designated by the Corporation.

Exhibit 10.1

“Board” means the board of directors of the Corporation.

“Canadian Participant” means any Participant who is an Employee and who is a resident of Canada or is granted an Award in respect of services rendered in Canada.

“Canadian Resident” means an individual who is a “Canadian resident” within the meaning of the Tax Act.

“Cash Award” means an Award denominated in cash granted pursuant to Section 7(h) of the Plan.

“Cash Retainer Amount” has the meaning set out in Section 7(d)(i)(B) of the Plan.

“Cause” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) fraud, misappropriation of the property or funds of the Corporation, embezzlement, malfeasance, misfeasance, or nonfeasance in office, engagement, or employment which is willfully or grossly negligent on the part of the Participant; (b) the willful allowance by the Participant of the Participant’s duty to the Corporation and his or her personal interests to come into conflict in a material way in relation to any transaction or matter that is of a substantial nature; (c) the breach by the Participant of any non-competition, non-solicitation, or confidentiality covenant contained in his or her employment or service agreement; (d) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law; or (e) failure to perform assigned duties.

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such Persons, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (b) a merger, amalgamation, arrangement, or other form of business combination of the Corporation with another Person which results in the holders of voting securities of that other Person holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (c) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Corporation to another Person during any twelve (12) month period, other than in the ordinary course of business of the Corporation or to any Person that controls or is controlled by the Corporation or that is controlled by the same Person as the Corporation; or (d) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

“Code” has the meaning set out in Section 3(c) of the Plan.

“Committee” means the Compensation Committee of the Board, that, unless otherwise determined by the Board, shall consist solely of two or more Qualified Members, provided, however, to the extent deemed necessary or appropriate, a committee other than the Compensation Committee may be designated by the Board to administer the Plan and such other committee may be vested with any of the powers and responsibilities hereunder and shall be considered the Committee for any and all of such purposes hereunder.

“Corporation” has the meaning set out in Section 1 of the Plan.

“Deferred Retainer Amount” has the meaning sect out in Section 7(d)(i)(C) of the Plan.

“Deferred Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to an Eligible Director pursuant to Section 7(d) of the Plan, representing the future right of the Eligible Director to receive a cash payment equal to the Fair Market Value of a Share calculated at the date of such payment, or, at the Corporation’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Deferred Share Unit Account” has the meaning set out in Section 7(d)(iii)(A) of the Plan.

“Deferred Share Unit Amount” has the meaning set out in Section 7(d)(iv)(A) of the Plan.

“Deferred Share Unit Award Date” means each date on which Deferred Share Units are credited to an Eligible Director in accordance with Section 7(d)(i)(C) which shall, unless otherwise determined by the Board, be the last day of each calendar quarter, provided that, where an Eligible Director resigns on a day other than the last day of a calendar quarter, “Deferred Share Unit Award Date” shall mean the day immediately preceding the day that the resignation is effective.

“Deferred Share Unit Election Form” means a document substantially in the form of Schedule “B” to this Plan, or such other form as may be adopted by the Committee, pursuant to which an Eligible Director can make an election pursuant to Section 7(d)(i)(B) of the Plan.

Exhibit 10.1

“Deferred Share Unit Redemption Date” means:

a.
for an Eligible Director who is not a U.S. Eligible Director, the date elected by the Eligible Director in a Deferred Share Unit Redemption Election prior to the Eligible Director’s Termination Event, which Deferred Share Unit Redemption Date shall: (A) not be earlier than the date of the Eligible Director’s Termination Event, (B) not be later than December 15 of the year following the year in which the Eligible Director’s Termination Event occurs, and (C) not fall within a regular Blackout Period; provided that if the Deferred Share Unit Redemption Election is not timely filed or the elected Deferred Share Unit Redemption Date is not permissible pursuant to the above, the “Deferred Share Unit Redemption Date” shall mean December 15 of the year following the year in which the Eligible Director’s Termination Event occurs; and
b.
for a U.S. Eligible Director, the Deferred Share Unit Redemption Date shall be the 30th day following the day on which the U.S. Eligible Director’s Separation from Service occurs.

“Deferred Share Unit Redemption Election” means a document in such form as may be adopted by the Committee, pursuant to which an Eligible Director who is not a U.S. Eligible Director can elect a Deferred Share Unit Redemption Date.

“Dividend-Equivalent Right” means a dividend-equivalent right granted in connection with a Restricted Share Unit, pursuant to Section 7(c)(ii)(B) of the Plan, or in connection with a Deferred Share Unit, pursuant to Section 7(d)(iii)(B) of the Plan.

“Dividend Payment Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Dividend Record Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Effective Date” shall mean June 24, 2025.

“Elected Deferred Retainer Amount” has the meaning set out in Section 7(d)(i)(B) of the Plan.

“Eligible Director” means a member of the Board who is not, apart from their position as a director, an employee of the Corporation or any of its Affiliates.

“Employee” means an employee, within the meaning of the Tax Act, of the Corporation or an Affiliate, which, for greater certainty, includes directors.

“Employer” means: (a) with respect to a Participant that is an Employee (other than a director), the entity that employs the Participant or that employed the Participant immediately prior to the termination of his or her employment; (b) with respect to a Participant who is a director, the corporation on whose board the Participant serves or served at the time an Award was granted to the Participant; and (c) with respect to a Participant who is not an Employee, the corporation to whom the Participant provides or provided consulting services; which entity may be in any case, the Corporation or any of its Affiliates.

“Equitable Adjustments” has the meaning set out in Section 8(d) of the Plan.

“Exchange” shall mean any stock exchange, quotation system or other market on which the Shares are listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Exercise Price” in respect of an Option has the meaning set out in Section 7(a)(i) of the Plan.

“Fair Market Value” means: (a) with respect to any property other than the Shares, Restricted Shares, Restricted Share Units, or Deferred Share Units, the fair market value of that property determined by those methods or procedures as may be established from time to time by the Committee, acting reasonably, or (b) with respect to the Shares, Restricted Shares, Restricted Share Units, and Deferred Share Units, the closing sale price of the Shares, as reported by the Principal Market on the day immediately preceding the specified date (or if no sales occur on such date, on the last preceding date on which such sales of Shares are so reported). If the Shares did not trade, then the Fair Market Value with respect to the Shares, Restricted Shares, Restricted Share Units, or Deferred Share Units will be determined by the Committee, acting reasonably, using any other appropriate method selected by the Committee and compliant with applicable laws, provided that, where the Fair Market Value of any Deferred Share Units is to be determined on the Deferred Share Unit Redemption Date of an Eligible Director, such Fair Market Value shall at all times be based on the fair market value of the Shares within the period that commences one year before the Eligible Director’s Termination Event and ends at the time the payment in respect of the Deferred Share Units is made.

Exhibit 10.1

“Good Reason” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) without the express written consent of the Employee, any material negative change or diminution of the Employee’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the Employee’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated employees will not constitute “Good Reason” under this Plan; (c) a change in the geographic location at which the Employee must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Corporation or an Affiliate of the Employee’s employment agreement, if any, in each case, so long as the Employee has provided the Corporation or an Affiliate with written notice of the acts or omissions constituting grounds for Good Reason within thirty (30) days of the condition first occurring and the Corporation or an Affiliate shall have failed to rectify, as determined by the Corporation or an Affiliate acting reasonably, any such acts or omissions within thirty (30) days of the Corporation’s or an Affiliate’s receipt of such notice.

“insider” has the same meaning given to such term by the rules of the Toronto Stock Exchange in respect of security based compensation arrangements; “insider” also means any Person then subject to Section 16 of the Exchange Act in respect of the Corporation.

“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Mandatory Deferred Retainer Amount” has the meaning set out in Section 7(d)(i)(A) of the Plan.

“Nonstatutory Option” means an Option that is not an ISO.

“Option” means an option to acquire a Share in the capital of the Corporation granted pursuant to Section 7(a) of the Plan, which may either be an ISO or a Nonstatutory Option.

“Option Plan” has the meaning set out in Section 4(a)(iii) of the Plan.

“Other Share-Based Award” means an Award granted pursuant to Section 7(g) of the Plan.

“Participant” means any individual granted an Award under the Plan or whose Award is stated to be governed by the Plan.

“Performance Criteria” means that performance criteria determined by the Committee as set forth in an Award Agreement, provided that such performance criteria shall relate to the performance of the Corporation and/or an Affiliate of the Corporation.

“Person” means any individual or entity, including a corporation, partnership, association, joint- share corporation, trust, unincorporated organization, natural person, or government or political subdivision of a government.

“Plan” has the meaning set out in Section 1 of the Plan.

“Principal Market” means the principal Exchange, upon which has occurred the greatest trading volume of the Shares for the six (6) months (or, to the extent the Shares have not been listed, admitted to trading, posted for trading, or quoted upon for at least six (6) months, the next longest period since the Shares were initially listed, admitted to trading, posted for trading, or quoted upon) prior to the date of reference; provided, however, that to the extent deemed necessary or appropriate, the Principal Market shall be as determined by the Committee in accordance with applicable law.

“Qualified Member” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (b) “independent” under the listing standards or rules of the Exchange(s), but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

“Restricted Share” means a Share granted under Section 7(e) of the Plan that is subject to certain restrictions and risk of forfeiture.

“Restricted Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant pursuant to Section 7(c) of the Plan, representing the future conditional right of the Participant to receive a cash payment equal to the Fair Market Value of a Share calculated at the date of such payment, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Restricted Share Unit Account” has the meaning set out in Section 7(c)(ii)(A) of the Plan.

“Restricted Share Unit Entitlement Date” has the meaning set out in Section 7(c)(iv) of the Plan.

Exhibit 10.1

“RSU Service Year” has the meaning set out in Section 7(c)(iii) of the Plan.

“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” means Section 409A of the Code, and all applicable regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Separation from Service” means, with respect to a U.S. Eligible Director, any event that qualifies as a separation from service under Treasury Regulation Section 1.409A-1(h).

“Share Appreciation Right” or “SAR” means a share appreciation right granted to a Participant pursuant to Section 7(b) of the Plan, which is a conditional right of the Participant to receive, upon exercise and settlement thereof, a cash payment equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Shares” means any or all, as applicable, of the common shares of the Corporation and any other shares of the Corporation as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made pursuant to Section 8(e) of the Plan, and any other shares of the Corporation or any Affiliate or any successor that may be so designated by the Committee.

“Share Award” means an Award of unrestricted Shares granted pursuant to Section 7(f) of the Plan.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

“Termination Date” means, in respect of a Participant, the date that the Participant ceases to be actively employed by, or ceases to provide services as a consultant to, the Corporation or an Affiliate for any reason, without regard to any statutory, contractual, or common law notice period that may be required by law following the termination of the Participant’s employment or consulting relationship with the Corporation or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased active employment or ceased to provide services as a consultant and the effective date on which the Participant ceased active employment or ceased to provide services as a consultant. A Participant will be deemed not to have ceased to be an employee of the Corporation or an Affiliate in the case of a transfer of his or her employment between the Corporation and an Affiliate or a transfer of employment between Affiliates.

“Termination Event” means the time at which an Eligible Director ceases to hold all positions of employment status with the Corporation or any “affiliate” of the Corporation (where the term “affiliate” is interpreted as for the purposes of paragraph 6801(d) of the regulations under the Tax Act) as a result of the Eligible Director’s death or retirement from, or loss of, an office or employment.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.S. Eligible Director” means any Eligible Director who is a U.S. Participant.

“U.S. Participant” has the meaning set out in Schedule “A” of the Plan.

“Vested Restricted Share Unit” means a Restricted Share Unit which has vested.

3.
Administration
a.
The Plan will be administered by the Committee subject to the Committee reporting to the Board as required by the Committee’s mandate. Where no Committee is in existence, all references in the Plan to the Committee shall be construed as being references to the Board.
b.
Subject to the provisions of the Plan and to the Committee reporting to the Board on all matters relating to the Plan and obtaining approval of the Board for those matters requiring such approval by the Committee’s mandate or applicable law, the Plan will be administered by the Committee which has the sole and absolute discretion to: (i) interpret and administer the Plan and Award Agreements; (ii) establish, amend, and rescind any rules and regulations relating to the Plan and Award Agreements; (iii) designate Participants and determine the time, amount, and terms of Awards to be granted to such Participants under the Plan, including the circumstances of vesting, settlement, exercise, cancellation, and forfeiture; (iv) modify, waive, or adjust any term or condition of an Award that has been granted,

Exhibit 10.1

which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan and Award Agreements. Any decision of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding on all parties concerned.
c.
Awards granted to Participants who are subject to taxation under the United States Internal Revenue Code of 1986, as amended (the “Code”) will also be governed by the terms and conditions set forth in Schedule “A” hereto and, unless such Participant is also a Canadian Participant, such Awards will not be governed by the terms of the Plan specified for Canadian Participants.
d.
Subject to the terms of the Plan and applicable law, the Board or the Committee may delegate to one (1) or more officers or managers of the Corporation or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee will determine to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards.
e.
Subject to the terms of the Plan, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it will deem desirable to carry the Plan into effect.
f.
At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an insider where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to a Participant who is an insider.
g.
The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Corporation or any Affiliate, the Corporation’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Corporation and any officer or Employee of the Corporation or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Corporation with respect to any such action or determination.
h.
References to specific dollar amounts throughout the Plan refer to Canadian dollars. The Committee shall have the discretion to implement processes and procedures for the conversion of Canadian dollars into the currency of other countries and vice versa as needed for the administration of the Plan and Awards granted thereunder with respect to Participants providing services in countries outside of Canada and/or receiving payments in currencies other than Canadian dollars.
4.
Shares Available for Awards
a.
Shares Available. Subject to adjustment as provided in Section 8(e) of the Plan:
i.
Calculation of Number of Shares Available. The maximum number of Shares reserved and available for issuance pursuant to the settlement, exercise or redemption, as applicable, of Awards granted under the Plan since its adoption on May 22, 2020 will be (A) 30,350,000 Shares, plus (B) the number of Shares that become available for Awards under this Plan pursuant to Section 4(a)(iii) of the Plan, below. The total number of Shares that will be available for issuance upon the exercise of ISOs shall be 30,350,000.
ii.
Shares Becoming Again Available.
1.
Shares subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash, or otherwise terminated without the actual delivery of Shares (Awards of Restricted Shares shall not be considered “delivered Shares” for this purpose), will again be available for Awards. If an Award may be settled only in cash, such Award need not be counted against any Share limit under this Section 4.

Exhibit 10.1

2.
Notwithstanding Section 4(a)(ii)(A), the number of Shares tendered or withheld in payment of any taxes relating to an Award, other than an Award of Options or SARs, will not, in each case, again be available for Awards.
3.
The number of Shares tendered or withheld in payment of any exercise or purchase price of an Option or a SAR, or taxes relating to an Option or a SAR, will, in each case, again be available for Awards.
iii.
Shares Becoming Again Available Under the Option Plan. Shares subject to a stock option granted under the Amended and Restated Incentive Stock Option Plan (the “Option Plan”) that, following May 22, 2020, expires or for any reason is canceled or terminated without having been exercised in full, will become available for Awards under the Plan. For the avoidance of doubt, Shares withheld in payment of any exercise or purchase price or taxes related to a stock option granted under the Option Plan will not become available for Awards under the Plan.
iv.
Sources of Shares Deliverable under Awards. Where the Corporation and Employer elect to distribute Shares pursuant to the exercise, vesting, or settlement of an Award, such Shares may consist, in whole or in part, of authorized and unissued Shares, or, except in respect of Options granted to Canadian Participants, Shares purchased on the open market. For greater certainty, except where an Award is explicitly stated to be required to be settled in Shares or as specifically provided in the applicable Award Agreement, (A) no Participant shall have any right to demand, be paid in, or receive Shares in respect of any Award; and (B) notwithstanding any election by the Corporation or Employer to settle any Award, or portion thereof, in the form of Shares, the Corporation and Employer reserves the right to change its election in respect thereof at any time until payment is actually made.
b.
Limitations on Awards.
i.
Provided, that this Section 4(b)(i) is not intended, and does not, increase the number of Shares reserved for issuance under the Plan as set forth in Section 4(a) hereof, notwithstanding anything to the contrary in the Plan:
1.
the maximum number of Shares underlying or relating to Awards which may be granted to any one (1) Participant under the Plan in any calendar year will not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;
2.
the maximum number of Shares issuable to insiders pursuant to outstanding Awards at any time under (I) the Plan and (II) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;
3.
the maximum number of Shares issued to insiders within any one (1) year period under (I) the Plan and (II) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof; and
4.
the aggregate number of Shares issuable pursuant to outstanding Awards under the Plan to directors of the Corporation who are not officers or Employees of the Corporation shall be limited to one percent (1%) of the total issued and outstanding Shares provided that the value of all Options issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred thousand dollars ($100,000) and that the value of all Awards issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred fifty thousand dollars ($150,000), not including Awards issued or taken in lieu of cash fees or a one-time initial grant to a new director upon joining the Board.
ii.
Notwithstanding any provision of the Plan to the contrary, the Committee shall not grant Awards to Participants with a vesting schedule that provides for full or partial vesting less than one year after the date of grant; provided, however, that (A) the Committee may grant Awards to Participants with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such Awards do not constitute more than five percent (5%) of the number of Shares available for issuance under the Plan, (B) Awards may vest upon death, termination of employment, or a Change of Control, and (C) this Section 4(b)(ii) shall not apply to Awards described in Sections 4(c) or 7(d)(i) of the Plan.

Exhibit 10.1

c.
Shares Available Following Certain Transactions. Subject to Exchange requirements, including Exchange approval, as applicable, Awards granted pursuant to Section 8(f) of the Plan in substitution or exchange for awards previously granted by a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to such Awards be added to the Shares available for issuance under the Plan pursuant to Section 4(a)(ii) of the Plan (whether or not such Awards are later cancelled, forfeited, or otherwise terminated).

5.
Change of Control
a.
Notwithstanding any other provision of this Plan, in the event of a Change of Control, any successor entity shall assume any Awards outstanding as of the closing of the transaction or shall substitute similar Awards for such outstanding Awards, on the same terms and conditions as the original Awards.
b.
Unless otherwise provided in the applicable Award Agreement, if, within twelve (12) months following the Change of Control, a Participant’s service, consulting relationship, or employment with the Corporation, an Affiliate, or the successor entity is terminated without Cause or the Participant resigns from his or her employment with the Corporation, an Affiliate, or the successor entity for Good Reason, the vesting and exercisability of all Awards then held by such Participant will be accelerated in full and the expiration date of the Options and the SARs shall be the earlier of the date such Awards would otherwise expire and the sixtieth (60th) day following the Participant’s Termination Date.
c.
Unless otherwise provided in the applicable Award Agreement, if, upon a Change of Control, the successor entity does not comply with Section 5(a) above, the vesting of all then outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change of Control and:
i.
the Participant shall be permitted to conditionally exercise any or all of the Participant’s outstanding Options effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction as a shareholder;
ii.
the Participant shall be permitted to conditionally exercise any or all of the Participant’s outstanding SARs effective immediately prior to the completion of any such transaction, and, if the Employer exercises its discretion pursuant to Section 7(b)(iii) to settle its cash payment obligation in respect of a SAR in the form of Shares, such Shares shall be issued to the Participant for the sole purpose of participating in such transaction as a shareholder;
iii.
the Restricted Share Unit Entitlement Date and, as a result, the settlement date, for all outstanding Restricted Share Units shall be deemed to be the date immediately prior to the occurrence of the Change of Control, and, if the Employer exercises its discretion pursuant to Section 7(c)(iv) to settle its cash payment obligation in respect of a Restricted Share Unit in the form of Shares, such Shares shall be issued to the applicable Participant for the sole purpose of participating in such transaction as a shareholder; and
iv.
for the avoidance of doubt, all outstanding Restricted Shares shall become fully transferable Shares effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction as a shareholder;

provided that, in respect of all Awards subject to Performance Criteria, for the purpose of the calculation of the Performance Criteria, as set forth in the particular Award Agreement, and determining the number of such Awards that shall vest in accordance with this Section 5(c), notwithstanding the terms of the Award Agreement, the Performance Criteria shall be measured and calculated assuming target performance was achieved.

6.
Eligibility

Any Employee or consultant of the Corporation or an Affiliate or any provider of services to the Corporation or an Affiliate shall be eligible to be designated a Participant; provided that Deferred Share Units may be granted only to Eligible Directors. To the extent required by the Exchange(s), a consultant that is a Canadian Resident must provide services to the Corporation or an Affiliate for an initial, renewable, or extended period of twelve (12) months or more to be eligible to receive an Award. Notwithstanding anything else to the contrary in this Section 6 or any other section of the Plan, any individual that receives an Award that may be settled in Shares must be an “employee” of the Corporation or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8.

Exhibit 10.1

7.
Awards
a.
Options. The Committee may grant to a Participant an option to purchase a Share (each, an “Option”) which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:
i.
Exercise Price. The purchase price per Share purchasable under an Option (the “Exercise Price”) will be determined by the Committee and set out in the Award Agreement; provided, however, that, except as provided in Section 8 hereof, the Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of that Option.
ii.
Time and Method of Exercise. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which an Option may be exercised in whole or in part (provided that the Committee may determine that an Option may not be exercised in whole or part for a specified period after it is granted), and the method or methods by which, and the form or forms in which payment of the Exercise Price with respect thereto may be made. The Committee may decide to accept any of the following forms of payment for the Exercise Price: cash or cash equivalents, Shares (including previously owned Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Shares otherwise issuable pursuant to the Option, provided that, in the case of a Canadian Participant, the Shares cannot be Shares acquired pursuant to the exercise of an Option in the preceding twenty-four (24) months), other Awards or awards granted under other plans of the Corporation or any Affiliate, other property, or any other legal consideration the Committee deems appropriate. In the case of an exercise whereby the Exercise Price is paid with Shares, such Shares shall be valued based on the Shares’ Fair Market Value as of the date of exercise. No Option may have a term of more than ten (10) years, and all Options granted to Canadian Participants shall be exercisable only for the issuance by the Corporation of authorized and previously unissued Shares from treasury (unless the Canadian Participant is entitled to elect payment in an alternative form, as set out in the applicable Award Agreement). Vesting of Options may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.
iii.
Non-Qualified Options. The Corporation and Employer shall provide notice, in the applicable Award Agreement, to the extent that any Option granted pursuant to such Award Agreement constitutes an Option for “non-qualified securities” under the Tax Act.
b.
SARs. The Committee may grant to a Participant SARs which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:
i.
Grant Price. Each Award Agreement evidencing a SAR shall state the grant price per Share established by the Committee; provided, however, that except as provided in Section 8 hereto, the grant price per Share subject to an SAR shall not be less than the Fair Market Value per Share as of the date of grant of that SAR.
ii.
Future Services Only. Notwithstanding any provision of the Plan or in an Award Agreement, a SAR granted to a Canadian Participant shall be granted solely in respect of the services of such Participant to be rendered to the Corporation and its Affiliates subsequent to the date of grant of the SAR and none of the main purposes of such grant may to be provide the Canadian Participant with a payment that is in lieu of salary or wages for services rendered by such Participant in the year in a previous calendar year. For greater certainty, no SAR granted to a Canadian Participant shall have any value prior to becoming vested and exercisable.
iii.
Time and Method of Exercise and Settlement. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which a SAR may be exercised in whole or in part (provided that the Committee may determine that a SAR may not be exercised in whole or part for a specified period after it is granted); provided, that no SAR may have a term of more than ten (10) years and further provided that any SAR granted to a Canadian Participant shall have a term extending not later than December 15thof the calendar year in which such SAR becomes vested and exercisable. Such vesting may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. Upon exercise of a SAR, the Employer shall make to the Participant a payment equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR, which payment shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a SAR in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

Exhibit 10.1

iv.
Rights Related to Options. A SAR granted in connection with an Option shall entitle a Participant, in lieu of exercising the vested Option, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a Share specified in the related Option from the Fair Market Value of a Share on the date of exercise of the SAR, by (B) the number of Shares as to which that SAR has been exercised and the underlying Option surrendered. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
c.
Restricted Share Units. The Committee may grant to a Participant Restricted Share Units which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:
i.
Vesting. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Share Units as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee; provided, that no such condition or restriction shall cause any Restricted Share Unit that is granted to a Canadian Participant to fail to or cease to comply with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.
ii.
Restricted Share Unit Account.
1.
An account, to be known as a “Restricted Share Unit Account”, shall be maintained by the Corporation for each Participant. On the date of grant, the Restricted Share Unit Account will be credited with the number of Restricted Share Units granted to a Participant on that date.
2.
Unless otherwise determined by the Committee in its sole discretion and set out in the applicable Award Agreement but subject to the requirements of Section 9(o) of the Plan, each Restricted Share Unit shall include a Dividend-Equivalent Right such that on the payment date for cash dividends paid on Shares (the “Dividend Payment Date”), each Participant’s Restricted Share Unit Account shall be credited with additional Restricted Share Units in respect of Restricted Share Units credited to and outstanding in the Participant’s Restricted Share Unit Account as of the record date for payment of such dividends (the “Dividend Record Date”). The number of such additional Restricted Share Units to be credited to the Participant’s Restricted Share Unit Account will be calculated (to two (2) decimal places) by dividing the total amount of the dividends that would have been paid to such Participant if the Restricted Share Units in the Participant’s Restricted Share Unit Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value of a Share on the Dividend Payment Date. The terms and conditions of any such additional Restricted Share Units shall be identical to the underlying Restricted Share Units held by such Participant. For the avoidance of doubt, no additional Restricted Share Units will be credited or granted pursuant to this Section 7(c)(ii)(B) where the Dividend Record Date relating to dividends falls after the termination of the Participant’s employment with or the cessation of services to the Corporation and its Affiliates, as applicable, or the settlement of such Restricted Share Units, whichever occurs first.
iii.
RSU Service Year. At the time of grant of a Restricted Share Unit to a Canadian Participant, the Committee shall specify the year of service of the Participant in respect of which the Restricted Share Unit is granted (the “RSU Service Year”). Notwithstanding anything contained herein, all Restricted Share Units granted to Canadian Participants shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received by such Participant in respect of his or her services to the Corporation or an Affiliate, as applicable.
iv.
Payout of Restricted Share Units. On a date to be determined by the Committee, in its sole discretion, following the day on which any Restricted Share Units become Vested Restricted Share Units, which date, notwithstanding anything else contained in this Plan, shall in respect of all Restricted Share Units granted to Canadian Participants be on or before that date which is three (3) years following the end of the relevant RSU Service Year (the “Restricted Share Unit Entitlement Date”), such Vested Restricted Share Units shall be paid by the Participant’s Employer to the Participant or the Participant’s Beneficiary, as applicable. The Fair Market Value of the Vested Restricted Share Units so paid at such time shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a Restricted Share Unit in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

Exhibit 10.1

d.
Deferred Share Units. The Board may grant to an Eligible Director Deferred Share Units pursuant to the provisions of this Section 7(d), which Deferred Share Units will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board determines at the time of the grant, as may be reflected in the applicable Award Agreement:
i.
Conversion of Compensation into Deferred Share Units.
1.
Mandatory Deferred Retainer Amount. The Board shall pass a resolution prior to December 31 of a year immediately preceding the particular year in which an Annual Retainer is earned and becomes payable determining: (i) whether any committee fees and per diem meeting fees shall be included as part of the Annual Retainer, and (ii) the percentage of the Annual Retainer otherwise payable to Eligible Directors that is required to be satisfied in the form of Deferred Share Units (the “Mandatory Deferred Retainer Amount”). In the absence of any such resolution, for calendar years commencing on or after January 1, 2023, the Annual Retainer shall include all committee fees and per diem meeting fees and the Mandatory Deferred Retainer Amount shall equal one hundred percent (100%) of the Annual Retainer.
2.
Elective Cash Retainer Amount. Each Eligible Director shall have the right, but not the obligation, to elect, irrevocably and in advance, to receive all or a portion of such director’s Annual Retainer that is in excess of the director’s Mandatory Deferred Retainer Amount (the “Cash Retainer Amount”), if any, for the immediately succeeding year in the form of Deferred Share Units (the portion of the Cash Retainer Amount that an Eligible Director validly elects to defer in accordance with this Section 7(d)(i)(B), if any, the “Elected Deferred Retainer Amount”). Where the Cash Retainer Amount is greater than nil, any such election shall be made by completing, signing and delivering to the Secretary of the Corporation a Deferred Share Unit Election Form:
(i)
in the case of an existing director, prior to November 30th of the calendar year preceding the year to which such election is to apply; or
(ii)
in the case of a new director, within 30 days after the director’s appointment, with such election to apply in respect of any portion of the applicable Cash Retainer Amount that is earned and payable after the date the relevant Deferred Share Unit Election Form is received by the Corporation.

In each case, the election, when made, shall be irrevocable and will continue in effect thereafter until and unless a new election is made in accordance with this Section 7(d)(i)(B) and shall only apply prospectively with respect to the Eligible Director’s Cash Retainer Amount yet to be earned.

Notwithstanding any other provision of this Section 7(d), if a Blackout Period is in effect, an Eligible Director may not deliver an election until the first day immediately following the expiration of the Blackout Period. If such date extends beyond December 31st of the calendar year, then no such election may be made in respect of the succeeding year and any election made in respect of previous years continues in effect until and unless a new election is made in accordance with this Section 7(d)(i)(B) for the next succeeding year.

Notwithstanding the making of any election, the Board, in its discretion, may determine that it is not feasible or desirable to honour an election in favour of Deferred Share Units due to any applicable laws of regulations of a regulatory authority, provided that such determination shall be made in accordance with Section 409A for all U.S. Eligible Directors.

3.
Award of Deferred Share Units. The number of Deferred Share Units (including fractional Deferred Share Units) to be granted under this Section 7(d)(i) as of each Deferred Share Unit Award Date shall be determined by dividing (i) the Mandatory Deferred Retainer Amount and the Elected Deferred Retainer Amount, if any, (collectively, the “Deferred Retainer Amount”) earned since the immediately preceding Deferred Share Unit Award Date, or if the Eligible Director joined the Board since the preceding Deferred Share Unit Award Date, the date of the Eligible Director’s commencement of service on the Board by (ii) the Fair Market Value as of the Deferred Share Unit Award Date, rounded down to the nearest Deferred Share Unit.
ii.
Discretionary Deferred Share Units.The Board may, in its discretion, award Deferred Share Units to Eligible Directors in addition to Deferred Share Units awarded pursuant to the Mandatory Deferred Retainer Amount and Cash Retainer Amount, if any, on such terms and conditions as it determines, including as to vesting. The Board may impose any conditions or restrictions on the vesting or payout of Deferred Share Units as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board; provided, that no such condition or restriction shall cause any Deferred Share Unit that is granted to a Canadian Participant to

Exhibit 10.1

fail to or cease to comply with the requirements of paragraph (l) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.
iii.
Deferred Share Unit Account.
1.
An account, to be known as a “Deferred Share Unit Account”, shall be maintained by the Corporation for each Eligible Director. On the Deferred Share Unit Award Date or the date of grant of Deferred Share Units pursuant to Section 7(d)(ii), as applicable, the Deferred Share Unit Account will be credited with the number of Deferred Share Units granted to an Eligible Director on that date.
2.
Unless otherwise determined by the Board in its sole discretion and set out in the applicable Award Agreement but subject to the requirements of Section 9(o) of the Plan, each Deferred Share Unit shall include a Dividend-Equivalent Right such that on the Dividend Payment Date, each Eligible Director’s Deferred Share Unit Account shall be credited with additional Deferred Share Units in respect of Deferred Share Units credited to and outstanding in the Eligible Director’s Deferred Share Unit Account as of the Dividend Record Date. The number of such additional Deferred Share Units to be credited to the Eligible Director’s Deferred Restricted Share Unit Account will be calculated (rounded down to the nearest Deferred Share Unit) by dividing the total amount of the dividends that would have been paid to such Eligible Director if the Deferred Share Units in the Eligible Director’s Deferred Share Unit Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value (as determined for the purposes of Deferred Share Units) of a Share on the Dividend Payment Date. The terms and conditions of any such additional Deferred Share Units shall be identical to the underlying Deferred Share Units held by such Eligible Director.
3.
Statements. Statements of the balance in each Eligible Director’s Deferred Share Unit Accounts will be provided to the Eligible Directors at least annually.
iv.
Redemption of Deferred Share Units.
1.
The Corporation shall settle all Deferred Share Units credited to an Eligible Director’s Deferred Share Unit Account on the Eligible Director’s Deferred Share Unit Redemption Date for an amount of cash (the “Deferred Share Unit Amount”) equal to: (i) the number of Deferred Share Units credited and outstanding in the Eligible Director’s Deferred Share Unit Account on the Deferred Share Unit Redemption Date multiplied by (ii) the Fair Market Value as at the Deferred Share Unit Redemption Date minus (iii) Applicable Withholding Taxes. The Deferred Share Unit Amount shall be paid as a lump-sum by the Corporation within ten days of the Deferred Share Unit Redemption Date, but, for greater certainty and without extending the ten day period described in the foregoing, in no event shall such amount be paid later than December 31 of the year following the year in which the Eligible Director’s Termination Event or Separation from Service, as applicable, occurs. At the Corporation’s discretion, the Corporation may elect to settle the cash payment obligation in respect of the Deferred Share Unit Amount in the form of Shares (or in a combination of cash and Shares), in which case the Corporation shall deliver one Share (less reductions for Applicable Withholding Taxes) for each Deferred Share Unit settled in Shares directly to the Eligible Director at the time specified above for cash settlement. Upon settlement of the Deferred Share Unit Amount, the Deferred Share Units shall automatically be cancelled and such Eligible Director shall have no further rights in respect of any Deferred Share Units under the Plan.
2.
Upon the death of an Eligible Director, the Corporation shall redeem all the Deferred Share Units credited to the account of such Eligible Director under the Plan in accordance with this Section 7(d)(iv), provided that amounts that would have otherwise been payable to such Eligible Director under such section shall be paid to the Beneficiary of such Eligible Director or the legal representatives of the estate of such Eligible Director.
v.
Eligibility for Deferred Share Units. Subject to the provisions of this Section 7(d), only Eligible Directors shall be entitled to be granted Deferred Share Units. If an Eligible Director becomes an Employee (other than by virtue of director status) of the Corporation or any Affiliate, such director’s eligibility to receive grants of Deferred Share Units will be suspended for the period during which such director remains an Employee (other than by virtue of director status) of the Corporation or any Affiliate. In such a circumstance, the director shall not be eligible to be credited with additional Deferred Share Units (other than Deferred Share Units credited under Section 7(d)(iii)(B)) and shall not be eligible for redemption of Deferred Share Units until the date of the director’s Termination Event or Separation from Service, as applicable.

Exhibit 10.1

vi.
Dual Participants. Notwithstanding any other provision of this Section 7(d) to the contrary, if the Deferred Share Units of a U.S. Eligible Director are subject to tax under both the income tax laws of Canada and the income tax laws of the United States, then, if such individual experiences a Termination Event, he or she must also experience a Separation from Service, and vice versa. The Corporation, the Eligible Directors and any Affiliate shall take all necessary steps to ensure the foregoing, including by avoiding the following circumstances:
(iii)
a U.S. Eligible Director experiences a Separation from Service as a result of a permanent decrease in the level of services such U.S. Eligible Director provides to the Corporation or an Affiliate that is considered the same service recipient under Section 409A to less than 20% of his or her past service, but such U.S. Eligible Director continues to provide some level of service to the Corporation or an Affiliate.
(iv)
a U.S. Eligible Director, for any reason, experiences a Termination Event, but continues to provide services as an independent contractor such that he or she has not experienced a Separation of Service.

The foregoing provisions of Section 7(d)(vi) are intended to avoid adverse tax consequences under Section 409A and under paragraph 6801(d) of the regulations under the Tax Act that may result because of the different requirements as to the time of redemption of Deferred Share Units (and thus the time of taxation) with respect to a U.S. Eligible Director’s Separation from Service (under U.S. tax law) and the Eligible Director’s Termination Event (under Canadian tax law). Unless it is determined that no adverse tax consequences under either the U.S. income tax regime or the Canadian income tax regime would result, such U.S. Eligible Director’s Deferred Share Units shall be immediately and irrevocably forfeited (for greater certainty, without any compensation therefor) if either (i) such U.S. Eligible Director’s Separation from Service does not constitute a retirement from, or loss of, office or employment with, the Corporation or an Affiliate, within the meaning of paragraph 6801(d) of the regulations under the Tax Act; (ii) on such U.S. Eligible Director’s Termination Date, such U.S. Eligible Director has not had a Separation of Service; or (iii) any of the circumstances described in Sections 7(d)(vi)(i.) – (ii.) are applicable.

vii.
Tax Characterization. The Deferred Share Units granted hereunder are intended to satisfy the requirements of Section 409A and shall be operated and interpreted consistent with that intent for all U.S. Eligible Directors. Notwithstanding the foregoing, the Corporation makes no representations that the Plan or the Deferred Share Units complies with Section 409A, and shall have no liability to any Eligible Director for any failure to comply with Section 409A. The Deferred Shares Units granted hereunder are intended not to constitute a “salary deferral arrangement” within the meaning of subsection 248(1) of the Tax Act on the basis that they satisfy the requirements of paragraph (l) of such definition and paragraph 6801(d) of the regulations under the Tax Act, and this section 7(d) shall be interpreted and administered consistent with such intent. Notwithstanding the foregoing, the Corporation makes no representations that the Deferred Share Units comply with the requirements of paragraph (l) of the definition of “salary deferral arrangement” and paragraph 6801(d) of the regulations under the Tax Act, and shall have no liability to any Eligible Director for any failure to comply with the requirements of paragraph (l) of such definition and paragraph 6801(d) of the regulations under the Tax Act.
e.
Restricted Shares. The Committee may grant to a Participant Restricted Shares which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:
i.
Vesting. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Shares as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.
ii.
Rights of Restricted Share Holder. Subject to the requirements of Section 9(o) of the Plan and except as otherwise provided under the terms of an Award Agreement evidencing a Restricted Share Award, the holder of Restricted Shares will generally have rights as a shareholder, including the right to receive dividends on the Shares subject to the award of Restricted Shares during the restriction period and, subject to approval of the Exchange, the right to vote the Shares subject to the award of Restricted Shares. Shares distributed in connection with a share split or share dividend and other property (including cash) distributed as a dividend will be subject to the same restrictions and a risk of forfeiture as the Restricted Shares with respect to which such Shares or other property have been distributed. As a condition to the grant of an Award of Restricted Shares, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares.

Exhibit 10.1

iii.
Restrictions. During the period following grant and before vesting (i.e., the restricted period) applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hedged, hypothecated, margined, or otherwise encumbered by the Participant. Subject to the provisions of this Plan and the applicable Award Agreement, upon vesting, the Restricted Shares shall become fully transferable Shares.
f.
Share Awards. The Committee may grant Share Awards to a Participant as a bonus, as additional compensation, or in lieu of cash compensation any such Participant is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines is appropriate.
g.
Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law and approval of the Exchange(s), to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Share-Based Awards, provided that the Committee shall take all reasonable measures to ensure that the Other Share-Based Awards are not adverse from a tax perspective to any particular Participant. The Committee may impose any conditions or restrictions on the vesting or payout of Other Share-Based Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. Shares delivered pursuant to an Other Share-Based Award in the nature of a purchase right granted under this Section 7(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine.
h.
Cash Awards. The Committee is authorized to grant Cash Awards, on a free- standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participants in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate. The Committee may impose any conditions or restrictions on the vesting or payout of Cash Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.
8.
Amendments and Adjustments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

a.
Amendments to the Plan. Subject to the requirements of applicable law, rules and regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award without the consent of any shareholder, Participant, other holder or Beneficiary of an Award, or other Person; provided, however, that, subject to the Corporation’s rights to adjust Awards under Sections 8(c), (d) and (e) hereof, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation, or termination will be made that would:
i.
increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(a)(ii) hereof and this Section 8;
ii.
(A) reduce the Exercise Price or extend the term of an Option or SAR beyond the original term included in the applicable Award Agreement, (B) grant a new Option or SAR in substitution for, or upon the cancelation of, any previously granted Option that has the effect of reducing the Exercise Price thereof, (C) exchange any Option or SAR for Shares, cash, or other consideration when the Exercise Price per Share exceeds the Fair Market Value of a Share, or (D) take any other action that would be considered a “repricing” of an Option or SAR under the Exchange(s), in each case, except as provided in Sections 8(d), (e), or (f);
iii.
remove or exceed the insider participation limits in Section 4(b)(i)(B) and 4(b)(iii) hereof;
iv.
increase limits in Section 4(b)(i)(D) hereof imposed on the participation of directors that are not officers or Employees of the Corporation, except as provided in Section 8(d) or (e);
v.
have the effect of amending this Section 8(a);

Exhibit 10.1

vi.
modify or amend the provisions of the Plan in any manner which would permit Awards, including those previously granted, to be transferable or assignable in a manner otherwise than as provided for by Section 9(e);
vii.
change the eligible Participants under the Plan which would have the potential of broadening or increasing insider participation; or
viii.
otherwise cause the Plan or any Awards previously granted to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement.

Without limitation to the generality of the foregoing, Shareholder approval will not be required for any of the following types of amendments:

ix.
amendments for the purpose of curing any ambiguity, error or omission in the Plan or Award or to correct or supplement any provision of the Plan or Award that is inconsistent with any other provision of the Plan or Award;
x.
amendments necessary to comply with applicable laws;
xi.
amendments of a “housekeeping” nature;
xii.
amendments intended to comply with changes in tax or regulatory requirements; or
xiii.
a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date of such Award.
b.
Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award previously granted, prospectively or retroactively; provided, however, that, subject to the Committee’s right to adjust Awards under Section 8(c) and (d) hereof, any amendment, alteration, suspension, discontinuation, cancellation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld.
c.
Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to, if applicable, approval of the Exchange(s), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 5 and 8(e) hereof) affecting the Corporation, any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that those adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
d.
Recapitalization. In the event of any change in the capital structure or business of the Corporation or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Corporation pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and Performance Criteria, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(b) hereof to equitably reflect such Adjustment Event (“Equitable Adjustments”).
e.
Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transactions or events affect the Shares (which do not constitute an Adjustment Event) such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and any Awards granted under the Plan, then the Committee may, in any manner as it may deem equitable, subject to, if applicable, approval of the Exchange(s), adjust any or all of: (i) the number and kind of Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of Shares or other securities subject to outstanding Awards; (iii) the Fair Market Value or the grant or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and (iv) the limitations on the number of Shares subject to certain Awards and issuable to insiders and directors provided for in Section 4(b)(i) hereof; provided, however, that the number of Shares subject to any Award denominated in Shares will always be a whole number. Notwithstanding the foregoing, any adjustments made pursuant to this Section 8(e) shall be compliant with all applicable law and such that the “in- the-money” value of any Option or SAR granted to a Canadian Participant

Exhibit 10.1

hereunder shall not be increased, that all Options granted to a Canadian Participant are continuously governed by section 7 of the Tax Act, that all SARs granted to a Canadian Participant are continuously not subject to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act, and all Restricted Share Units and Deferred Share Units granted to a Canadian Participant shall continuously meet the requirements to be exempted from the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.
f.
Substitution Following a Transaction. Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Corporation or an Affiliate. Such substituted Awards referred to in the immediately preceding sentence that are Options or SARs may have an Exercise Price or grant price that is less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with applicable laws (including tax laws) and Exchange rules.
g.
No compensation for downward fluctuation. Notwithstanding any other provision of this Plan, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no Awards will be granted to such Participant to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.
9.
General Provisions
a.
Acceleration. Notwithstanding anything else herein contained, the Committee may, in its sole discretion, at any time permit the acceleration of vesting of any or all Awards.
b.
No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
c.
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
d.
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise, surrender, redemption, or payment of an Award may be made in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and applicable law. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.
e.
Limits on Transfer of Awards.
i.
No Award, other than a Share Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant other than by will, by the laws of descent or by the designation of a Beneficiary by a Participant and any such purported assignment, alienation, pledge, attachment, sale, or other transfer or encumbrance will be void and unenforceable against the Corporation or any Affiliate.
ii.
Each Award, and each right under any Award, will be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.
iii.
Notwithstanding the preceding provisions of this Section 9(e), an Award other than an ISO may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Corporation of a written request for such transfer and a certified copy of such order.
f.
Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise or redemption thereof will be subject to any stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of Canadian securities regulators, the SEC, the Exchange(s), and any applicable federal, state, provincial or territorial securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If Shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such Shares.
g.
Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities will be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Corporation. Subject to the terms of the Plan, such payment may be made by such method or methods and in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination

Exhibit 10.1

thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Corporation, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Corporation.
h.
No Shareholder Rights. Under no circumstances shall any Award, other than Share Awards and Restricted Shares, made under the Plan be considered Shares or other securities of the Corporation and no Participant shall be considered the owner of Shares as a result of the grant of any Award other than Share Awards and Restricted Shares (subject to the restrictions provided in the Award Agreement pursuant to which the Restricted Shares were granted). Further, no Award other than a Share Award (or an Award of Restricted Shares, but only to the extent voting rights are approved by the Exchange and further subject to Section 9(o) of the Plan and the Award Agreement pursuant to which the Restricted Shares were granted) shall entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Corporation, including, without limitation, entitlement to receive dividends or other distributions, or rights on liquidation.
i.
No Right to Awards. No Participant or other Person will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
j.
Taxes and other Withholdings.
i.
Neither the Corporation nor any Affiliate is liable for any tax or other liabilities or consequences imposed on any Participant (or any Beneficiary) as a result of the granting or crediting, holding, exercise, surrender, or redemption of any Awards under this Plan, whether or not such costs are the primary responsibility of the Corporation or Affiliate. It is the responsibility of the Participant (or Beneficiary) to complete and file any tax returns which may be required under any applicable tax laws within the period prescribed by such laws.
ii.
The Corporation or any Affiliate is authorized to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant such amount as may be necessary so as to ensure the Corporation and any Affiliate will be able to comply with the applicable provisions of any federal, provincial, state, or local law relating to the withholding of tax or other required deductions (the “Applicable Withholding Taxes”), and to take any other action as may be necessary in the opinion of the Corporation or Affiliate, acting reasonably, to satisfy all obligations for the payment of those Applicable Withholding Taxes, including, for greater certainty, requiring a Participant, as a condition to the exercise or redemption of an Award, to pay or reimburse the Corporation or Affiliate, as applicable, for any Applicable Withholding Taxes. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned Shares (other than, in the case of Canadian Participants, Shares previously issued upon the exercise of an Option within the preceding twenty-four (24)-month period), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Award, as determined by the Committee.

The Corporation or Affiliate may sell any Shares, other securities or property withheld, in such manner and on such terms as it deems appropriate, and shall apply the proceeds of such sale to the payment of Applicable Withholding Taxes or other amounts, and shall not be liable for any inadequacy or deficiency in the proceeds received or any amounts that would have been received, had such Shares, other securities or property been sold in a different manner or on different terms.

k.
No Limit on Other Compensation Arrangements. Nothing contained in the Plan will prevent the Corporation or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

Exhibit 10.1

l.
Collection of Personal Information. Each Participant shall provide the Corporation, the Board, and the Committee with all information they require in order to administer the Plan. The Corporation, any Affiliate, the Board, and the Committee may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 9(l), the Corporation, any Affiliate, the Board and the Committee shall not disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, Person, or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a change in ownership of, or the grant of a security interest in, all or a part of the Corporation or its Affiliates including through an asset or share sale, or some other form of business combination, merger, or joint venture, provided that such party is bound by appropriate agreements or obligations.
m.
No Right to Employment or Continued Service. The grant of an Award will not be construed as giving a Participant the right to be employed or serve as an officer, director, or consultant of the Corporation or any Affiliate. Further, the Corporation or an Affiliate may at any time dismiss a Participant from employment or from service as an officer, director, or consultant free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
n.
No Right to Consultancy. The grant of an Award will not be construed as giving a Participant the right to be retained as a consultant of the Corporation or any Affiliate.
o.
Dividends and Dividend-Equivalent Rights Subject to Forfeiture. Any dividend or Dividend-Equivalent Right credited with respect to any Award (except for dividends paid following the grant of a Share Award) will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.
p.
Neutral Gender/Singular, Plural. In this Plan, words importing the masculine gender include feminine and vice versa and words importing the singular include the plural and vice versa.
q.
Governing Law. Except where foreign law is applicable, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in Alberta.
r.
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, that provision will be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, that provision will be stricken as to that jurisdiction, Person, or Award and the remainder of the Plan and any such Award will remain in full force and effect.
s.
No Trust or Fund Created. The Plan shall be unfunded in all respects. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Affiliate pursuant to an Award, that right will be no greater than the right of any unsecured general creditor of the Corporation or any Affiliate.
t.
No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan or any Award, and, except as otherwise provided, the Committee will determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional Shares or whether those fractional Shares or any rights thereto will be canceled, terminated, or otherwise eliminated.
u.
Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Those headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan.
v.
Conditions to Delivery of Shares. Nothing herein or in any Award Agreement shall require the Corporation to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act, any other applicable law, or the rules of the Exchange(s) as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Shares that are acquired upon grant, exercise, or vesting of an Award in any manner that would constitute a violation of any applicable laws, the Plan, or the rules, regulations, or other requirements of the SEC or the Exchange(s). At the time of any exercise of an Option, or at the time of any grant of any other Award, the Corporation may, as a condition precedent to the

Exhibit 10.1

exercise of such Option or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.
w.
Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Corporation, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including, but not limited to, any policy adopted to conform to the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Corporation determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture, or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Corporation’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
x.
Participants in Non-Canadian Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than Canada in which the Corporation or any Affiliate operates or has employees, officers or directors or other service providers from time to time, or to ensure that the Corporation complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which individuals outside of Canada are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to a Participant outside of Canada to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as schedules), provided, however, that no such sub-plans and/or modifications shall increase the Share limitations contained in Section 4 of the Plan; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than Canada or a political subdivision thereof.
y.
Blackout Periods. If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) Performance Criteria are to be evaluated by the Corporation, occurs during a Blackout Period or within three business days of the expiry of a Blackout Period applicable to the relevant Participant, then, subject to Section 7(c)(iv) in respect of Restricted Share Units, the settlement date or evaluation date, as applicable, shall be deemed to be the tenth (10th) business day after expiry of the Blackout Period, or such earlier date following the expiry of the Blackout Period as determined by the Administrator. For Canadian Participants, where a Blackout Period is continuing as of December 15th of the third (3rd) year following the RSU Service Year in respect of Restricted Share Units or as of December 15th of the calendar year following the Eligible Director’s Termination Event in respect of the Deferred Share Units, the Restricted Share Units or Deferred Share Units, as the case may be, shall be paid out automatically on such December 15th date. Notwithstanding the foregoing, Shares may be issued in settlement of, or upon exercise of, an Award during a Blackout Period, provided that such Shares are subject to restrictions on trading in accordance with the Corporation’s blackout policy.
10.
Adoption, Approval and Effective Date of the Plan

This Plan is effective as of the Effective Date. No Awards may be granted under the Plan on and after May 20, 2033. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 8(a) hereof), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

Exhibit 10.1

SCHEDULE “A”

Supplement to DIRTT Environmental Solutions Ltd. Long Term Incentive Plan for United States Participants

1.
General. This supplement (“Supplement”) to the DIRTT Environmental Solutions Ltd. Third Amended and Restated Long Term Incentive Plan, as such plan may be amended from time to time (the “Plan”) shall apply to Participants who are, in respect of Awards, subject to taxation under the Code (the “U.S. Participants”). In the event of any inconsistency between the Plan and this Supplement, the terms and conditions of this Supplement shall control and govern Awards granted to U.S. Participants, except to the extent necessary to ensure that a U.S. Participant who is also a Canadian Participant or otherwise subject to taxation under the Tax Act in respect of Awards granted under the Plan is not subject to material adverse tax consequences under the Tax Act. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan, the terms and conditions of which are herein incorporated by reference.
2.
Governing Tax Law. References in the Plan to section 7 and to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act shall not apply to any Award granted to a U.S. Participant who is not also a Canadian Participant. Awards granted to U.S. Participants generally shall be subject to the requirements of the Code.
3.
Award Agreement. Unless otherwise determined by the Committee, the Award Agreement evidencing an Award granted to a U.S. Participant shall set forth the terms, conditions, and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the U.S. Participant’s termination of service.
4.
ISOs. The Committee is authorized to grant ISOs to U.S. Participants. Notwithstanding the provisions of Section 7(a) of the Plan, any ISO granted to an individual who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Corporation or any of its subsidiaries shall (i) have an exercise price equal to at least one hundred ten percent (110%) of the Fair market Value per Share on the date of grant and (ii) not be exercisable for a period for more than five (5) years following the date of grant of the ISO. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to employees of the Corporation or any subsidiary corporation of the Corporation. Except as otherwise provided in Section 8 of the Plan, no term of the Plan relating to ISOs (including any SAR granted in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Corporation’s shareholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of Shares subject to an ISO and the aggregate Fair Market Value of shares of any subsidiary corporation (within the meaning of Section 424(f) of the Code) subject to any other incentive stock options of the Corporation or subsidiary corporation (within the meaning of Section 424(f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds one hundred thousand dollars ($100,000), or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Corporation of such disposition within the time provided to do so in the applicable award agreement. With respect to ISOs, if the Plan does not contain any provision required to be included in the Plan or this Schedule “A” under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, that to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
5.
Restricted Share Units. Unless otherwise provided in the applicable Award Agreement, all Restricted Share Units awarded to U.S. Participants will be settled no later than seventy (70) days of becoming Vested Restricted Share Units.
6.
Dividend-Equivalent Rights. Subject to the requirements of Section 9(o) of the Plan, to the extent that the Committee determines to grant Dividend-Equivalent Rights, such dividend equivalents shall be converted to cash or additional Shares or other Awards by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee and specified in the applicable Award Agreement. Such Dividend-Equivalent Rights shall satisfy the requirements of Section 409A.
7.
Termination Date. The Termination Date shall not occur until the date that the Participant experiences a Separation from Service.
8.
Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the limitations and requirements of Section 409A, and Awards will be operated and construed accordingly. Neither this Section 8 nor any other provision of the Plan or this Schedule “A” is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Corporation or Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the

Exhibit 10.1

Participant on account of non-compliance with Section 409A. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under Section 409A if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (a) the date of the Participant’s death, or (b) the date that is six (6) months after the Participant’s Separation from Service, as defined under Section 409A (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date; provided, however, that if the U.S. Participant is also a Canadian Participant and the Award to be settled is a Restricted Share Unit, such Award must be settled by the date specified in Section 7(c)(iv) of the Plan. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date; provided, however, if the U.S. Participant is also a Canadian Participant, such payment will not be made later than the date specified in Section 7(c)(iv) of the Plan. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith; provided, however, in the case of a U.S. Participant that is also a Canadian Participant, if the applicable provisions of Section 409A are contrary to the provisions of the Tax Act, the more restrictive body of law shall control. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that following the effective date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.
9.
Substitution or Modification of Awards. Awards granted or modified pursuant to Section 8 of the Plan must be granted or modified in compliance with Section 409A, including, but not limited to, Options or SARs that are substituted pursuant to Section 8(f) of the Plan that have an Exercise Price or grant price that is less than the Fair Market Value of a Share on the date of the substitution.
10.
Blackout Periods. Notwithstanding the provisions of Section 9(y) of the Plan, where a Blackout Period is continuing as of the last permissible date of payment or settlement under the applicable Award Agreement or this Plan, such Award shall be settled as of such payment or settlement date, irrespective of the continuing Blackout Period, such that (i) any Award that is intended to constitute a “short term deferral” within the meaning of Section 409A will continue to so qualify and (ii) any Award that constitutes deferred compensation subject to Section 409A will be timely paid or settled and shall not incur an excise tax under Section 409A.
11.
Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.